Exhibit 99.1

The Manitowoc Company Reports Third-Quarter 2022 Results

Third-Quarter 2022 Highlights

•
Net sales of $454.7 million, up 12.4% year-over-year
•
Net income of $2.3 million, $3.4 million on an adjusted basis
•
Backlog of $943.4 million, up 5.9% year-over-year

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW), (the “Company” or “Manitowoc”) a leading global manufacturer of cranes and lifting solutions, today reported third-quarter net income of $2.3 million, or $0.07 per diluted share. Third-quarter adjusted net income(1) was $3.4 million, or $0.10 per diluted share.

Net sales in the third-quarter increased 12.4% year-over-year to $454.7 million and were unfavorably impacted by $31.6 million from changes in foreign currency exchange rates. Adjusted EBITDA(1) was $24.0 million, an increase of $4.0 million from the prior year.

Third-quarter orders were $472.0 million, a 12.7% decrease from the prior year. Orders were unfavorably impacted by $24.4 million from changes in foreign currency exchange rates. Backlog ended the third-quarter at $943.4 million and was unfavorably impacted by $65.7 million from changes in foreign currency exchange rates.

“I am very proud of the efforts put forth by our team in the third-quarter. The team performed well in the face of persistent supply chain disruptions and continued inflationary pressure,” said Aaron H. Ravenscroft, President and Chief Executive Officer of The Manitowoc Company, Inc.

“Looking to the fourth-quarter, we expect these headwinds to continue. Nevertheless, given our elevated shippable backlog combined with the volume of nearly finished cranes that carried over from the third-quarter, we continue to target the low-end of our Adjusted EBITDA guidance for 2022. Despite the challenging near-term outlook, we remain committed to supporting our customers while executing our Cranes+50 strategy," concluded Ravenscroft.

Investor Conference Call

The Manitowoc Company will host a conference call for security analysts and institutional investors to discuss its third-quarter earnings results on Tuesday, November 8, 2022, at 10:00 a.m. ET (9:00 a.m. CT). A live audio webcast of the call, along with the related presentation, published in conjunction with this press release, can be accessed in the Investor Relations section of Manitowoc’s website at www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

The Manitowoc Company was founded in 1902 and has over a 120-year tradition of providing high-quality, customer-focused products and support services to its markets. Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc, through its wholly-owned subsidiaries, designs, manufactures, markets, and supports comprehensive product lines of mobile hydraulic cranes, lattice-boom crawler cranes, boom trucks, and tower cranes under the Aspen Equipment, Grove, Manitowoc, MGX Equipment Services, National Crane, Potain, and Shuttlelift brand names.

Footnote

(1)Adjusted net income, adjusted diluted net income per share ("Adjusted DEPS"), EBITDA, adjusted EBITDA, adjusted operating income, and free cash flows are financial measures that are not in accordance with U.S. GAAP. For definitions and a reconciliation to the most comparable U.S. GAAP numbers, please see the schedule of “Non-GAAP Financial Measures” at the end of this press release.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•
The negative impacts COVID-19 has had and will continue to have on Manitowoc’s business, financial condition, cash flows, results of operations and supply chain, as well as customer demand (including future uncertain impacts);
•
actions of competitors;
•
changes in raw material and commodity prices;
•
changes in economic or industry conditions generally or in the markets served by Manitowoc;
•
unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies, and changes in demand for used lifting equipment;
•
geo-political events, including the ongoing conflict between Russia and Ukraine, has had and may continue to lead to market disruptions, including significant volatility in commodity prices (including oil and gas), energy prices, inflation, consumer behavior, supply chain, and credit and capital markets, and could result in the impairment of assets and result in higher than expected charges to curtail the Company's operations in Russia;
•
failure to comply with regulatory requirements related to the products the Company sells;
•
the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;
•
the ability to complete and appropriately integrate acquisitions, strategic alliances, joint ventures, or other significant transactions;
•
unanticipated changes in revenues, margins, and costs;
•
geographic factors and political and economic conditions and risks;
•
the ability to increase operational efficiencies across Manitowoc and to capitalize on those efficiencies;
•
risks and factors detailed in Manitowoc's 2021 Annual Report on Form 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three and nine months ended September 30, 2022 and 2021

(In millions, except per share and share amounts)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$454.7	$404.5	$1,410.9	$1,222.4
Cost of sales	380.4	335.5	1,162.9	994.6
Gross profit	74.3	69.0	248.0	227.8
Operating costs and expenses:
Engineering, selling and administrative expenses	65.8	59.7	201.6	181.0
Asset impairment expense	—	1.9	—	1.9
Amortization of intangible assets	0.8	0.5	2.4	0.7
Restructuring (income) expense	0.1	(0.4)	0.5	(0.5)
Total operating costs and expenses	66.7	61.7	204.5	183.1
Operating income	7.6	7.3	43.5	44.7
Other expense:
Interest expense	(8.0)	(7.1)	(23.3)	(21.5)
Amortization of deferred financing fees	(0.3)	(0.4)	(1.0)	(1.1)
Other income (expense) - net	2.7	(0.9)	0.4	(0.2)
Total other expense - net	(5.6)	(8.4)	(23.9)	(22.8)
Income (loss) before income taxes	2.0	(1.1)	19.6	21.9
Provision (benefit) for income taxes	(0.3)	(0.9)	(0.9)	7.3
Net income (loss)	$2.3	$(0.2)	$20.5	$14.6

Per Share Data and Share Amounts
Basic net income (loss) per common share	$0.07	$(0.01)	$0.58	$0.42

Diluted net income (loss) per common share	$0.07	$(0.01)	$0.58	$0.41

Weighted average shares outstanding - basic	35,181,262	35,029,175	35,199,221	34,914,989
Weighted average shares outstanding - diluted	35,374,194	35,029,175	35,470,301	35,555,077

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

As of September 30, 2022 and December 31, 2021

(In millions, except par value and share amounts)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$42.6	$75.4
Accounts receivable, less allowances of $5.7 and $7.3, respectively	210.4	236.1
Inventories — net	672.2	576.8
Notes receivable — net	11.3	16.7
Other current assets	31.5	36.8
Total current assets	968.0	941.8

Property, plant and equipment — net	312.9	358.8
Operating lease right-of-use assets	32.2	40.6
Goodwill	245.2	249.7
Other intangible assets — net	127.7	139.6
Other non-current assets	35.7	44.7
Total assets	$1,721.7	$1,775.2
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$425.4	$413.4
Short-term borrowings and current portion of long-term debt	8.3	7.3
Product warranties	48.1	49.0
Customer advances	28.4	28.7
Other liabilities	20.8	22.6
Total current liabilities	531.0	521.0
Non-Current Liabilities:
Long-term debt	403.6	399.9
Operating lease liabilities	22.6	29.2
Deferred income taxes	6.3	6.5
Pension obligations	65.4	69.4
Postretirement health and other benefit obligations	11.5	12.1
Long-term deferred revenue	16.4	22.9
Other non-current liabilities	34.0	51.8
Total non-current liabilities	559.8	591.8
Stockholders' Equity:
Preferred stock (authorized 3,500,000 shares of $.01 par value; none outstanding)	—	—
Common stock (75,000,000 shares authorized, 40,793,983 shares issued, 35,184,553 and 35,056,252 shares outstanding, respectively)	0.4	0.4
Additional paid-in capital	604.0	602.4
Accumulated other comprehensive loss	(157.2)	(102.4)
Retained earnings	248.4	227.9
Treasury stock, at cost (5,609,430 and 5,737,731 shares, respectively)	(64.7)	(65.9)
Total stockholders' equity	630.9	662.4
Total liabilities and stockholders' equity	$1,721.7	$1,775.2

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three and nine months ended September 30, 2022 and 2021

(In millions)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash Flows from Operating Activities:
Net income (loss)	$2.3	$(0.2)	$20.5	$14.6
Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities:
Depreciation	14.5	9.8	46.2	29.5
Asset impairment expense	—	1.9	—	1.9
Amortization of intangible assets	0.8	0.5	2.4	0.7
Stock-based compensation expense	1.5	1.6	5.6	6.4
Amortization of deferred financing fees	0.3	0.4	1.0	1.1
Loss (gain) on sale of property, plant and equipment	0.2	—	(0.9)	(0.1)
Net unrealized foreign currency transaction losses	0.6	1.9	6.4	1.1
Income tax benefit from change in reserve of uncertain tax positions	—	—	(11.7)	—
Deferred income taxes	—	(0.1)	0.9	0.9
Other	—	—	0.9	3.6
Changes in operating assets and liabilities
Accounts receivable	9.9	17.4	10.7	13.0
Inventories	(26.9)	(32.2)	(136.1)	(94.4)
Notes receivable	3.7	(4.9)	7.1	(1.0)
Other assets	0.5	12.2	(0.6)	(10.3)
Accounts payable	(21.2)	(8.3)	39.8	77.1
Accrued expenses and other liabilities	7.6	18.4	7.3	24.0
Net cash provided by (used for) operating activities	(6.2)	18.4	(0.5)	68.1
Cash Flows from Investing Activities:
Capital expenditures	(15.0)	(6.9)	(31.8)	(22.3)
Proceeds from sale of property, plant and equipment	0.1	—	1.5	0.1
Acquisition of businesses	—	(50.9)	2.3	(50.9)
Net cash used for investing activities	(14.9)	(57.8)	(28.0)	(73.1)
Cash Flows from Financing Activities:
Proceeds from revolving credit facility - net	24.0	100.0	4.0	100.0
Other debt - net	(1.7)	4.4	(4.0)	(3.4)
Debt issuance and other debt related costs	(0.1)	—	(1.9)	—
Exercise of stock options	—	0.6	0.1	5.8
Common stock repurchases	—	—	(1.9)	—
Net cash provided by (used for) financing activities	22.2	105.0	(3.7)	102.4
Effect of exchange rate changes on cash and cash equivalents	(1.0)	(1.8)	(0.6)	(3.8)
Net increase (decrease) in cash and cash equivalents	0.1	63.8	(32.8)	93.6
Cash and cash equivalents at beginning of period	42.5	158.5	75.4	128.7
Cash and cash equivalents at end of period	$42.6	$222.3	$42.6	$222.3

Non-GAAP Financial Measures

Adjusted net income, Adjusted DEPS, EBITDA, adjusted EBITDA, adjusted operating income, and free cash flows are financial measures that are not in accordance with U.S. GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance, and is more useful in assessing management performance.

Adjusted Net Income and Adjusted DEPS

The Company defines adjusted net income as net income (loss) plus the addback or subtraction of restructuring and certain other charges. Adjusted DEPS is defined as adjusted net income divided by diluted weighted average shares outstanding. The reconciliation of net income (loss) and diluted net income (loss) per share to adjusted net income and Adjusted DEPS for the three and nine months ended September 30, 2022 and 2021 are summarized as follows. All dollar amounts are in millions, except per share data.

	Three Months Ended September 30,
	2022			2021
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit (1)	$74.3	$1.0	$75.3	$69.0	$—	$69.0
Engineering, selling and administrative expenses (2)	(65.8)	—	(65.8)	(59.7)	0.9	(58.8)
Asset impairment expense(3)	—	—	—	(1.9)	1.9	—
Amortization of intangible assets	(0.8)	—	(0.8)	(0.5)	—	(0.5)
Restructuring income (expense) (4)	(0.1)	0.1	—	0.4	(0.4)	—
Operating income	7.6	1.1	8.7	7.3	2.4	9.7
Interest expense	(8.0)	—	(8.0)	(7.1)	—	(7.1)
Amortization of deferred financing fees	(0.3)	—	(0.3)	(0.4)	—	(0.4)
Other income (expense) - net	2.7	—	2.7	(0.9)	—	(0.9)
Income (loss) before income taxes	2.0	1.1	3.1	(1.1)	2.4	1.3
Benefit for income taxes	0.3	—	0.3	0.9	—	0.9
Net income (loss)	$2.3	$1.1	$3.4	$(0.2)	$2.4	$2.2

Diluted net income (loss) per share	$0.07		$0.10	$(0.01)		$0.06

(1)
The adjustment in 2022 represents fair value step up of rental fleet assets sold during the period that was expensed within cost of sales.
(2)
The adjustment in 2021 represents one-time acquisition related costs.
(3)
The adjustment in 2021 represents a write-down of one of the Company’s Brazilian entities to its expected sale price.
(4)
Represents adjustments for restructuring income (expense).

	Nine Months Ended September 30,
	2022			2021
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit (1)	$248.0	$3.3	$251.3	$227.8	$—	$227.8
Engineering, selling and administrative expenses (2)	(201.6)	(4.3)	(205.9)	(181.0)	5.5	(175.5)
Asset impairment expense(3)	—	—	—	(1.9)	1.9	—
Amortization of intangible assets	(2.4)	—	(2.4)	(0.7)	—	(0.7)
Restructuring income (expense) (4)	(0.5)	0.5	—	0.5	(0.5)	—
Operating income	43.5	(0.5)	43.0	44.7	6.9	51.6
Interest expense	(23.3)	—	(23.3)	(21.5)	—	(21.5)
Amortization of deferred financing fees	(1.0)	—	(1.0)	(1.1)	—	(1.1)
Other income (expense) - net (5)	0.4	0.5	0.9	(0.2)	0.6	0.4
Income before income taxes	19.6	—	19.6	21.9	7.5	29.4
(Provision) benefit for income taxes (6)	0.9	(8.7)	(7.8)	(7.3)	(0.9)	(8.2)
Net income	$20.5	$(8.7)	$11.8	$14.6	$6.6	$21.2

Diluted net income per share	$0.58		$0.33	$0.41		$0.60

(1)
The adjustment in 2022 represents fair value step up of rental fleet assets sold during the period that was expensed within cost of sales and other one-time costs associated with the acquired businesses.
(2)
The adjustment in 2022 represents one-time costs associated with the acquired businesses, the partial recovery of the previously written off long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture, and other one-time charges. The adjustment in 2021 represents the addback of a loss from the write-off of a long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture and one-time acquisition related costs.
(3)
The adjustment in 2021 represents a write-down of one of the Company’s Brazilian entities to its expected sale price.
(4)
Represents adjustments for restructuring income (expense).
(5)
The adjustment in 2022 represents the write-off of other debt related costs. The adjustment in 2021 represents costs associated with a legal matter.
(6)
The adjustment in 2022 represents the net income tax impacts of items (1), (2), (4), and (5), the removal of an income tax benefit related to the release of a U.S. Federal uncertain tax position, and establishment of a valuation allowance due to the Company's curtailment of operations in Russia. The adjustment in 2021 represents the net income tax impact of items (2), (3), (4) and (5).

Free Cash Flows

The Company defines free cash flows as net cash provided by (used for) operating activities less cash flow from investment in capital expenditures. The reconciliation of net cash provided by (used for) operating activities to free cash flows for the three and nine months ended September 30, 2022 and 2021 are summarized as follows. All dollar amounts are in millions.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by (used for) operating activities	$(6.2)	$18.4	$(0.5)	$68.1
Capital expenditures	(15.0)	(6.9)	(31.8)	(22.3)
Free cash flows	$(21.2)	$11.5	$(32.3)	$45.8

EBITDA, Adjusted EBITDA, and Adjusted Operating Income

The Company defines EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. The Company defines adjusted EBITDA as EBITDA plus the addback or subtraction of restructuring, other income (expense), and certain other charges. The Company defines adjusted operating income as operating income plus the addback or subtraction of restructuring and certain other charges. The reconciliation of net income (loss) to EBITDA, and further to adjusted EBITDA and to adjusted operating income and operating income for the three and nine months ended September 30, 2022 and 2021 and trailing twelve months, are summarized as follows. All dollar amounts are in millions.

	Three Months Ended September 30,		Nine Months Ended September 30,		Trailing Twelve
	2022	2021	2022	2021	Months
Net income (loss)	$2.3	$(0.2)	$20.5	$14.6	$16.9
Interest expense and amortization of deferred financing fees	8.3	7.5	24.3	22.6	32.1
Provision (benefit) for income taxes	(0.3)	(0.9)	(0.9)	7.3	(2.1)
Depreciation expense	14.5	9.8	46.2	29.5	62.2
Amortization of intangible assets	0.8	0.5	2.4	0.7	3.1
EBITDA	25.6	16.7	92.5	74.7	112.2
Restructuring (income) expense	0.1	(0.4)	0.5	(0.5)	(0.1)
Asset impairment expense	—	1.9	—	1.9	—
Other non-recurring charges (1)	1.0	0.9	(1.0)	5.5	15.3
Other (income) expense - net (2)	(2.7)	0.9	(0.4)	0.2	(1.6)
Adjusted EBITDA	24.0	20.0	91.6	81.8	125.8
Depreciation expense	(14.5)	(9.8)	(46.2)	(29.5)	(62.2)
Amortization of intangible assets	(0.8)	(0.5)	(2.4)	(0.7)	(3.1)
Adjusted operating income	8.7	9.7	43.0	51.6	60.5
Restructuring (income) expense	(0.1)	0.4	(0.5)	0.5	0.1
Asset impairment expense	—	(1.9)	—	(1.9)	—
Other non-recurring charges (1)	(1.0)	(0.9)	1.0	(5.5)	(15.3)
Operating income	$7.6	$7.3	$43.5	$44.7	$45.3

Adjusted EBITDA margin percentage	5.3%	4.9%	6.5%	6.7%	6.6%
Adjusted operating income margin percentage	1.9%	2.4%	3.0%	4.2%	3.2%

(1)
Other non-recurring charges for the three months ended September 30, 2022 relate to the fair value step up on rental fleet assets sold during the period that was expensed within cost of sales. Other non-recurring charges for the nine months ended September 30, 2022 relate to the fair value step up on rental fleet assets sold during the period that was expensed within cost of sales, one-time costs associated with the acquired businesses, income from the partial recovery of the previously written off long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture and other one-time charges. Other non-recurring charges for the three months ended September 30, 2021 relate to acquisition costs. Other non-recurring charges for the nine months ended September 30, 2021 relate to acquisition costs and a write off of a long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture. Other non-recurring charges for the trailing twelve months relate to the fair value step up on rental fleet assets sold during the period that was expensed within cost of sales, one-time costs associated with the acquired businesses, costs associated with a legal matter with the U.S. Environmental Protection Agency, income from the partial recovery of the previously written off long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture, and other one-time charges. Other non-recurring charges are included in cost of sales or engineering, selling and administrative expenses in the Condensed Consolidated Statements of Operations.
(2)
Other (income) expense - net includes net foreign currency (gains) losses, other components of net periodic pension costs, costs associated with legal matters, and other items in the three, nine, and trailing twelve months ended September 30, 2022 and the three and nine months ended September 30, 2021.

For more information:

Ion Warner

SVP, Marketing and Investor Relations

+1 414-760-4805